UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2023

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Mendenhall, Suite 105 Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 406-982-7276

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FICO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2023, Fair Isaac Corporation (the “Company”) elected Henry Tayloe Stansbury to the Board of Directors (the “Board”) of the Company as an independent director, effective immediately, to fill the vacancy resulting from the Board increasing the size of the Board from eight to nine members. Mr. Stansbury will serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Stansbury will also serve on the Audit Committee of the Board.

Mr. Stansbury has served as the Chief Executive Officer of Kaleidescape, Inc., a provider of high-end movie players and servers, since November 2020. Prior to that, Mr. Stansbury served as interim Chief Executive Officer of Watermark Insights, LLC, a provider of software solutions for higher education, from July 2020 to November 2020. From May 2009 to May 2019, Mr. Stansbury served in various roles at Intuit Inc., an accounting and tax software company, including Executive Vice President and Chief Technology Officer. Mr. Stansbury holds an A.B. in Applied Mathematics from Harvard University.

There are no arrangements or understandings between Mr. Stansbury and any other persons pursuant to which Mr. Stansbury was elected as a director of the Company. Mr. Stansbury has not engaged in any related person transactions (as defined in Item 404(a) of Regulation S-K) with the Company.

Mr. Stansbury will participate in the Company’s Compensation Program for Non-Employee Directors, as disclosed in the definitive proxy statement relating to the Company’s 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 25, 2023. In connection with his election to the Board, on August 22, 2023, Mr. Stansbury received 50% of his initial award value of $460,000 in non-qualified stock options and 50% in restricted stock units, which vest in increments of one-third on each of the first three anniversaries of his election to the Board.

Mr. Stansbury will also enter into the Company’s standard Indemnity Agreement with other directors, a copy of which was filed as Exhibit 10.49 to the Company’s Form 10-K for the fiscal year ended September 30, 2002.

A press release, dated August 24, 2023, announcing Mr. Stansbury’s election as a director is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated August 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By:	/s/ MARK R. SCADINA
Mark R. Scadina
Executive Vice President, General Counsel and Corporate Secretary

Date: August 24, 2023